Exhibit 16

FUND NAME:                 BRAZOS/JMIC REAL ESTATE SECURITIES PORTFOLIO
                                    (STANDARDIZED RETURNS)


                                                INCEPTION
# YEARS IN PERIOD                                0.917808
AVERAGE ANNUAL TOTAL RETURN                     24.39%



FOR THE PERIOD ENDED NOVEMBER 30, 1997

Average Annual Total Return

(ERV/P)1/N -1                                        = T
($1,243.87/1,000)1 -1                                = T
                                    .2439            = T
                                  24.39%             = T


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         FUND NAME:                 BRAZOS/JMIC SMALL CAP GROWTH PORTFOLIO
                                    (STANDARDIZED RETURNS)


                                               INCEPTION
# YEARS IN PERIOD                               0.917808
AVERAGE ANNUAL TOTAL RETURN                    47.08%



FOR THE PERIOD ENDED NOVEMBER 30, 1997

Average Annual Total Return

(ERV/P)1/N -1                                        = T
($1,470.84/1,000)1 -1                                = T
                                    .4708            = T
                                  47.08%             = T



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